UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2015

ECO-SHIFT POWER CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	000-21134	04-2893483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1090 Fountain Street North Cambridge, Ontario N3H 4R7
(Address of Principal Executive Offices)

(519) 650-9506

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Eco-Shift Power Corp., a Delaware corporation (the “Company”) has announced that Alistair Haughton has been appointed as President and Chief Executive Officer, and elected to the Board of Directors effective January 1st, 2015. Alistair Haughton’s appointment brings more than 30 years of management and executive level experience. Alistair’s experience includes successful postings as Strategic Business Manager, COO, CEO and Managing Director of multiple public and private companies. This includes the Norwegian multi-national Cermaq Group, Canadian operations, where he managed the successful and profitable restructuring of operations with annual sales in excess of $400M, over 400 employees, and numerous contractual outsourced entities.

With Mr. Haughton’s appointment as President and CEO, the current Director, Chief Financial Officer and current interim CEO, James Hughes, has resigned from the position of interim CEO. Mr. Hughes remains a Director and the CFO of the Company.

As previously disclosed, the Company’s former President and Chief Executive Officer Gilbert Wood began a four-month sabbatical on September 1, 2014. Mr. Woods will not be returning to his prior roles as an officer of the Company, although he remains a Director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eco-Shift Power Corp.

Date: February 24, 2015	By:	/s/ James Hughes
	Name:	James Hughes
	Title:	Chief Financial Officer